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                                                                  Exhibit 10.16

                        CABOT SAFETY HOLDINGS CORPORATION

                              AMENDED AND RESTATED

           1995 EMPLOYEE AND NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN
           -----------------------------------------------------------

      This Amended and Restated 1995 Employee and Non-Employee Director Stock Purchase Plan (the "Plan") is intended to encourage ownership by selected employees and non-employee members of the Board of Directors of Cabot Safety Holdings Corporation (the "Company") and its majority owned subsidiaries of the $0.01 par value Common Stock (the "Stock") of the Company by providing such employees and directors with opportunities to purchase Stock as compensation for past and/or future services. The Company believes that the creation of opportunities to purchase Stock pursuant to the Plan will enhance its employees' and non-employee directors' loyalty and commitment to the Company.

      The following is a brief general description of the basic terms of the Plan. For specific details, please refer to both the Stockholders' Agreement dated as of July 11, 1995, by and among the Company, Vestar Equity Partners, L.P., Cabot Safety Corporation, the Management Investors listed therein, and the other parties thereto, which is attached hereto as EXHIBIT A (the "Stockholders' Agreement") and the forms of Executive Security Purchase Agreement (the "Subscription Agreement") to be executed by each Offeree (as defined below) who exercises purchase opportunities pursuant to the Plan (the "Purchasers") and the Company, which are attached hereto as EXHIBITS B-1 AND B-2.

I.    Persons Eligible to Participate in the Plan
      -------------------------------------------

      Employees of the Company or of any of its direct and indirect majority owned subsidiaries (collectively, the "Business") and non-employee directors of the Company who are determined by the Board of Directors of the Company to be in a position to promote the long-term success of the Company and to whom the Board of Directors seeks to offer additional opportunities for compensation, as well as trusts for the benefit of such employees or directors, their spouse or children and any individual retirement account or other qualified retirement plan of such employee or director, the funds of which may be invested in Stock under applicable law and the terms of such plan, shall be eligible to be offered opportunities to purchase Stock pursuant to the Plan. The foregoing persons eligible to be offered opportunities to purchase Stock pursuant to the Plan, including non-employee directors of the Company with respect to the eligibility and purchase provisions of this Plan, are collectively referred to herein as "Offerees".

II.   Purchase Opportunities
      ----------------------

      The Board of Directors of the Company will, from time to time, make determinations as to which Offerees should be offered an opportunity to purchase Stock pursuant to the Plan, the amount of Stock to be offered for sale to such Offerees (the amount offered to different Offerees need not be identical) and the purchase price of such Stock. After such determinations are made, the Board of Directors shall notify each Offeree so selected of the terms of the offer to that Offeree.




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III.  Stock to be Offered Pursuant to the Plan
      ----------------------------------------

      The Company will grant Offerees opportunities to purchase 15,000 shares, in the aggregate, of its Stock under the Plan for an aggregate purchase price of less than $5 million. In addition, upon its repurchase of any shares of Stock from a Purchaser in accordance with the provisions of the Stockholders' Agreement or the applicable Subscription Agreement, the Company may make such repurchased Stock immediately available to the Board of Directors so that additional Offerees may be offered opportunities to purchase Stock pursuant to the Plan, to the extent and in the manner determined by the Board of Directors.

IV.   Price of the Stock to be Offered
      --------------------------------

      The purchase price for the Stock shall be equal to the fair value of such Stock on the offer date, as determined by the Board of Directors from time to time.

V.    Mechanics of Purchase of the Stock
      ----------------------------------

      Each Offeree who accepts an offer to purchase Stock shall be required to execute a Subscription Agreement for the number of shares of Stock to be purchased. The terms of the Subscription Agreement shall provide for the sale of the Stock as follows: (i) a Purchaser shall deliver the purchase price of the Stock to the Company and (ii) the Company shall issue Stock certificates to the Purchaser. Each Purchaser, other than non-employee directors, as a pre-condition to any purchase of Stock hereunder or otherwise, shall have entered into a non-competition agreement with the Company substantially in the form of EXHIBIT C attached hereto. In addition, each Purchaser shall also become a party to the Stockholders' Agreement before purchasing any Stock pursuant to the Plan.

VI.   Restrictions on the Stock Purchased by the Offerees Pursuant to the Plan
      ------------------------------------------------------------------------

      Certain restrictions on the transfer of Stock purchased pursuant to the Plan and related vesting and repurchase provisions are set forth in detail in the Subscription Agreement and are summarized in the chart attached hereto as EXHIBIT D. These provisions are designed to encourage each Offeree's continued relationship with the Business.

      Certain voting restrictions on Stock purchased pursuant to the Plan are described in the Stockholders' Agreement and are intended to facilitate the Company's ability to act on matters which require stockholder approval.

VII.  Section 83(b) Election
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      The Board of Directors has determined that each Purchaser purchasing Stock pursuant to this Plan shall be required to file an 83(b) election pursuant to
Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Ordinarily, property transferred in connection

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with services rendered (such as Stock under this Plan) as to which there is a "a substantial risk of forfeiture" (due to provisions like the restrictions and repurchase rights summarized above) is taxed under Section 83 of the Code at the time the restrictions on such property lapse. In order to accelerate the taxable event to the time when the property is transferred (I.E., when the Stock is purchased), a Section 83(b) election may be filed with the Internal Revenue Service. By accelerating the taxable event, an Offeree defers taxation on any appreciation in value of the Stock from the time of purchase to the time the restrictions lapse, until such time as the Offeree sells the stock. Upon making the Section 83(b) election, the Offeree would be taxed upon the income realized from any excess of the fair value of the Stock at the time of purchase over the purchase price. However, since the Offeree's purchase price is intended to be equal to the "fair value" of the Stock at the time of purchase, no tax liability should result from the election.

      Further information on how to make such an election will be provided upon the request of a Purchaser.

                                 *     *     *

      Offerees should realize that the Stock to be offered pursuant to the Plan is subject to complex restrictions including restrictions under federal and state securities laws. If an Offeree has any questions concerning the Plan or the agreements described herein we encourage him/her to ask questions of management. The basic intent of the Plan is to reward the Offerees for their past services and future efforts with additional compensation in the form of the opportunity to purchase Stock pursuant to this Plan, and to provide Offerees with an additional incentive to remain with the Company and work toward its future growth and success.


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